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                                                                   EXHIBIT 23(B)

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement (Form S-3 for the registration of $1,000,000,000 of debt securities, preferred stock, or common stock) of our report dated January 28, 2000 included in SouthTrust Corporation's Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this Registration Statement.


/s/ ARTHUR ANDERSEN LLP

Birmingham, Alabama
July 31, 2000